Exhibit 21.1

ASPEN TECHNOLOGY, INC.
List of Subsidiaries as of June 30, 2024

State or Country
	Name of Subsidiary	of Incorporation
1	AGI Mexicana S.A. De C.V.	Mexico
2	Apex Optimisation SRO	Czech Republic
3	Apex Optimisation Technologies B.V.	Netherlands
4	Argent & Waugh Limited	United Kingdom
5	Aspen Paradigm Holding LLC	Delaware
6	Aspen Technology (Asia) Inc.	Delaware
7	Aspen Technology Australia Pty. Ltd.	Australia
8	Aspen Technology Holdings Corporation	Delaware
9	Aspen Technology International, Inc.	Delaware
10	Aspen Technology LLC	Russia
11	Aspen Technology Middle East Ltd.	Saudi Arabia
12	Aspen Technology S.A.S.	Colombia
13	Aspen Technology Quebec Inc.	Canada
14	Aspen Technology Regional Headquarters Company	Saudi Arabia
15	Aspen Technology S.L.	Spain
16	Aspen Technology Services Corporation	Delaware
17	AspenTech (Beijing) Ltd.	PRC
18	AspenTech (Shanghai) Ltd.	PRC
19	AspenTech (Thailand) Ltd.	Thailand
20	AspenTech Africa (Pty.) Ltd.	South Africa
21	AspenTech Argentina S.R.L.	Argentina
22	AspenTech Australia Holding Pty Ltd	Australia
23	AspenTech Canada Corporation	Canada
24	AspenTech Canada Holdings, LLC	Delaware
25	AspenTech Corporation	Delaware
26	AspenTech de Mexico S. de R.L. de C.V.	Mexico
27	AspenTech Europe B.V.	Netherlands
28	AspenTech Europe, S.A./N.V.	Belgium
29	AspenTech GmbH	Germany
30	AspenTech Holding Corporation	Delaware
31	AspenTech India Private Ltd.	India
32	AspenTech Japan Co. Ltd.	Japan
33	AspenTech Ltd.	United Kingdom
34	AspenTech Norway AS	Norway
35	AspenTech Pte. Ltd.	Singapore
36	AspenTech S.r.l.	Italy
37	AspenTech Software Brasil Ltda.	Brazil
38	AspenTech Software Corporation	Delaware
39	AspenTech Solutions Sdn. Bhd.	Malaysia
40	AspenTech Technologies Gulf LLC-OPC	Abu Dhabi
41	AspenTech SRL	Romania
42	AspenTech Venezuela C.A.	Venezuela
43	CAMO Smart Software Inc.	New Jersey

44	inmation BNX B.V.	Netherlands
45	inmation Lux S.a.r.l.	Luxembourg
46	inmation UK Ltd.	United Kingdom
47	Open Systems International, Inc.	Minnesota
48	Open Systems International Australia Pty Ltd	Australia
49	Open Systems International Europe SL	Spain
50	OSI du Canada Inc.	Canada
51	OSI Energy Automation India Private Limited	India
52	Paradigm (UK) Holding Limited	United Kingdom
53	Paradigm B.V.	Netherlands
54	Paradigm France S.A.	France
55	Paradigm Geophysical (India) Private Limited	India
56	Paradigm Geophysical (Nigeria) Limited	Nigeria
57	Paradigm Geophysical (U.K.) Limited	United Kingdom
58	Paradigm Geophysical B.V.	Netherlands
59	Paradigm Geophysical Corp.	Delaware
60	Paradigm Geophysical de Venezuela C.A.	Venezuela
61	Paradigm Geophysical do Brasil Ltda.	Brazil
62	Paradigm Geophysical Italy SRL	Italy
63	Paradigm Geophysical Limited	Israel
64	Paradigm Geophysical Pty Ltd	Australia
65	Paradigm Geophysical S.A.	Argentina
66	Paradigm Geophysical Sdn. Bhd.	Malaysia
67	Paradigm Geophysical Spain S.L.	Spain
68	Paradigm Geoservices Canada Ltd.	Canada
69	Paradigm Geotechnology (Egypt) S.A.E.	Egypt
70	Paradigm Kazakhstan LLP	Kazakhstan
71	Paradigm Middle East FZ-LLC	UAE
72	Paradigm Technology (Beijing) Co., Ltd.	PRC
73	PT. Paradigm Geophysical Indonesia	Indonesia
74	Roxar Paradigm, E&P Software Services LLC	Russia
75	Roxar Services AS	Norway
76	Roxar Services OOO	Russia
77	Roxar Software Solutions AS	Norway
78	Roxar Technologies AS	Norway
79	The Fidelis Group, LLC	Texas